Exhibit 10.1

PROMISSORY NOTE ASSIGNMENT AND PURCHASE AGREEMENT

This Promissory Note Assignment and Purchase Agreement (this “Agreement”), dated as of June 6, 2014, is entered into between Harborview Value Master Fund, L.P., a British Virgin Islands Limited partnership (“Seller”) and chatAND, Inc., a Nevada corporation (“Purchaser”).

RECITALS

WHEREAS, Freeline Sports, Inc. (“Freeline”) is indebted to Seller pursuant to the terms and conditions of those certain promissory notes, dated as of August 4, 2010, November 17, 2010, January 14, 2011 and August 4, 2010 (collectively, the “Notes”) executed by Freeline and payable to the order of Seller in the original principal amount of ONE MILLION TWO HUNDRED AND SIXTY-NINE THOUSAND FIVE HUNDRED DOLLARS AND NO/100 ($1,269,500.00) plus accrued and unpaid interest (the “Indebtedness”); and

WHEREAS, Seller wishes to sell, assign and transfer to Purchaser, and Purchaser wishes to accept and purchase from Seller, the Notes and all right, title, and interest related thereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1. Assignment, Sale and Purchase. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign and transfer to Purchaser all right, title and interest in and to the Notes and Purchaser hereby agrees to purchase and accept the Notes, together with all rights, duties, liabilities and obligations associated therewith. Purchaser hereby assumes and agrees to perform and discharge those duties, liabilities and obligations relating to the ownership of the Notes and required to be performed on or after the date hereof.

2. Purchase Price. The aggregate purchase price for the Notes is $500,000, payable to Seller in 5,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of Purchaser (the “Purchase Price Shares”). The number of shares of Common Stock issuable to the Seller as the Purchase Price Shares shall be determined based on the per share price of the Common Stock equal to $0.10 per share.

3. The Closing. The closing of the purchase and sale of the Notes (the “Closing”) shall take place at such time and place as the Seller and the Purchaser mutually agree upon in writing. At the Closing, the Purchaser shall deliver to the Seller the Purchase Price Shares. At the Closing, the Seller shall deliver to the Purchaser the duly executed Notes purchased by the Purchaser at the Closing.

4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

A. Ownership of Notes. The Notes are owned solely by the Seller; free and clear of any and all liens, encumbrances, claims, charges and assessments.

B. Authorization. The Seller has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by the Seller, will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

C. Accredited Investor. The Seller is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Seller is able to bear the economic risk of an investment in the Purchase Price Shares.

D. Investment Representations. The Seller is acquiring the Purchase Price Shares in a private placement pursuant to Section 4(a)(2) of the Securities Act. Seller understands that the Purchase Price Shares are “restricted securities” as defined in Rule 144 under the Securities Act and Seller is acquiring the Purchase Price Shares in accordance with an exemption from registration under the Securities Act. Seller acknowledges that it will not reoffer, resell, pledge or otherwise transfer any Purchase Price Shares except pursuant to an applicable exemption under the Securities Act or an effective registration statement, in each case in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction.

E. No General Solicitation. The Seller acknowledges that the Purchase Price Shares were not offered to the Seller by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (b) any seminar or meeting to which the Seller was invited by any of the foregoing means of communications.

F. No Public Sale or Distribution. The Seller is acquiring the Purchase Price Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

A. Authorization. The Purchaser has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by the Purchaser, will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

B. Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to it in order to constitute this Agreement as a valid, binding and enforceable obligation of it in accordance with its terms.

C. Accredited Investor. The Purchaser is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Purchaser is able to bear the economic risk of an investment in the Notes.

D. Investment Representations. The Purchaser represents that the Notes are being acquired for its own account, for investment and not with a view to the distribution thereof. The Purchaser understands that such Notes have not been registered under the Securities Act and may not be resold unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration under the Securities Act.

E. No General Solicitation. The Purchaser acknowledges that the Notes were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (b) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

5. General Provisions.

A. Entire Agreement; Amendment and Waiver. Except as set forth herein, no representations or warranties have been made to the Purchaser by the Seller, and in purchasing the Notes, the Purchaser is not relying upon any representations other than those specifically contained herein. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Seller or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.

B. Fairness of Purchase Price. The Purchaser and the Seller hereby acknowledge, as evidenced by their signatures hereto, that the Purchase Price payable for the Notes is fair, equitable and valid.

C. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

D. Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective heirs, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

E. Survival of Representations and Warranties. All representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement.

F. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

G. Additional Documents. The Purchaser and the Seller agree to execute any additional documents reasonably required to effect an assignment and transfer of the Notes to the Purchaser.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

SELLER:

Harborview Value Master Fund, L.P.

Harborview Advisors, LLC, as General Partner

By:	/s/ David Sims
Name:	Navigator Management Ltd
Title:	Authorised Signatory

PURCHASER:

ChatAND, Inc.

By:	/s/ Michael Lebor
Name:	Michael Lebor
Title:	Chief Executive Officer